Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-256362, No. 333-211461, No. 333-174330, and No. 333-134239) of Standard Motor Products, Inc. of our report dated January 17, 2025, relating to the consolidated financial statements of SMP Nissens III ApS as of and for the years ended April 30, 2024 and 2023 appearing in this Current Report on Form 8-K/A of Standard Motor Products, Inc.

/s/ EY Godkendt Revisionspartnerselskab
Copenhagen, Denmark
January 17, 2025